UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022

Creek Road Miners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

35 E Horizon Ridge Pkwy

Ste 110 - 502

Henderson, NV 89002-7906

(Address of Principal Executive Offices) (Zip Code)

(435) 900-1949

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- l 2 under the Exchange Act (17 CFR 240. l 4a- l 2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 13, 2022, Barlock Capital Management LLC, which is co-managed by Scott Kaufman, the Company’s former Co-Chief Executive Officer and director, and is also an affiliate of Barlock 2019 Fund, LP (the “Holder”), the holder of that certain 12% Senior Secured Convertible Debenture with a principal amount of $2,496,850 dated December 19, 2019, as amended (the “Debenture”), delivered a notice of alleged event of default and a demand for payment of $5,004,978.76 (the “Notice”) to Creek Road Miners, Inc. (the “Company”). The Notice alleges that (i) the Company’s issuance of a convertible note in the principal amount of $900,000 on August 24, 2022 (the “Convertible Note”) and (ii) Mr. Kaufman’s resignation as the Company’s Co-Chief Executive Officer and a director on August 8, 2022, each constituted events of default under the Debenture.

The Company strongly disagrees with the assertion that an event of default has occurred under the Debenture and has notified Mr. Kaufman and the Holder that they had previously delegated the exclusive authority to exercise remedies under the Debenture and the related security agreement to the agent for the Holder and all other holders of such debentures as defined in such security agreement. Accordingly, the Company has demanded a withdrawal of the Notice. In addition, the Company has notified Mr. Kaufman and certain other persons acting in concert with him of its intent to pursue several causes of action against him and others acting in concert with him for intentional fraud, self-dealing, conspiracy to commit fraud, breaches of fiduciary duties and aiding and abetting breaches of fiduciary duties. The Company maintains that the issuance of the Convertible Note in exchange for 600,000 shares of the Company’s common stock pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, does not constitute the incurrence of “indebtedness for borrowed money” and cannot be an event of default. The Company also maintains that Mr. Kaufman’s voluntary resignation from his positions with the Company in the face of an investigation into potential wrongdoing, breaches of fiduciary duties and other objectionable conduct cannot be the basis for an event of default under the Debenture and that the Holder lacks the authority under the Debenture and the related transaction documents to declare events of default.

If it is ultimately determined that an event of default exists under the Debenture and that the Notice was properly provided on behalf of the Holder, the outstanding principal amount of the Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration will be due and payable at the (a) greater of (i) the outstanding principal amount of the Debenture, plus all accrued and unpaid interest thereon, divided by the conversion price on the date of the Holder’s demand for acceleration multiplied by the volume weighted average price of the Company’s shares of common stock on such date on the date, or (ii) 130% of the outstanding principal amount of the Debenture, plus 100% of accrued and unpaid interest thereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Debenture. Commencing five days after the occurrence of any event of default that results in the eventual acceleration of the Debenture, the interest rate on the Debenture accrues at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creek Road Miners, Inc.
a Delaware corporation

Dated: September 19, 2022	By:	/s/ Alan Urban
Alan Urban, Chief Financial Officer